   As filed with the Securities and Exchange Commission on December 12, 2003

                                                     Registration No. 333-109119
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         COATES MOTORCYCLE COMPANY, LTD.
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)


          Delaware                         3751                   56-2333469
-------------------------------      ------------------      -------------------
(State or other jurisdiction         (Primary SIC No.)        (I.R.S. Employer
of incorporation or organization)                            Identification No.)

              One Central Avenue, Bldg. 3, Howell, New Jersey 07731
                                  732-938-5256
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                  Mr. George J. Coates, Chief Executive Officer
            One Central Avenue, Building.3, Howell, New Jersey 07731
                                  732-938-5256
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                  (908)429-0030

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each               Shares             Proposed Maximum       Proposed Maximum           Amount of
  Class of Securities             to be              Offering Price            Aggregate            Registration
    To be Registered           Registered              Per Share            Offering Price             Fee(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$.001 Par Value                 4,000,000                $5.00                $20,000,000             $1,840.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) Calculated in accordance with Rule 457 (o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                              CROSS REFERENCE SHEET
                      UNDER ITEM 501 (C) OF REGULATION S-B

ITEM AND NUMBER                                   LOCATION IN PROSPECTUS
1.    Front of Registration Statement             Front of Registration Statement
      and Outside Front Cover of Prospectus       and Outside Front Cover of Prospectus

2.    Inside Front and Outside Back               Inside Front and Outside Back
      Cover Pages of Prospectus                   Cover Pages of Prospectus

3.    Summary Information and Risk Factors        Prospectus Summary and Risk Factors

4.    Use of Proceeds                             Use of Proceeds

5.    Determination of Offering Price             Determination of Offering Price

6.    Dilution                                    Dilution

7.    Plan of Distribution                        Plan of Distribution

8.    Legal Proceedings                           Legal Proceedings

9.    Directors, Executive Officers, Promoters    Management
      and Control Persons

10.  Security Ownership of Certain                Principal Stockholders
       Beneficial Owners and Management

11.   Description of Securities                   Description of Securities

12.   Interest of Named Experts and Counsel       Experts; Counsel

13.   Disclosure of Commission Position           Indemnification of Directors
      on Indemnification For Securities Act       and Officers
      Liabilities

14.   Organization Within Last Five Years         Certain Relationships and Related
                                                  Transactions

15.   Description of Business                     Business of the Company

16.   Management's Discussion and Analysis        Plan of Operations
      or Plan of Operation

17.   Description of Property                     Description of Property

18.   Certain Relationships and Related           Certain Relationships and Related
      Transactions                                Transactions

19.   Market for Common Equity and Related        Market for Common Equity and
      Stockholder Matters                         Related Stockholder Matters

20.   Executive Compensation                      Management - Executive
                                                  Compensation

21.   Financial Statements                        Financial Statements

22.   Changes in and Disagreements With           Not applicable
      Accountants on Accounting
      and Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 12, 2003

PROSPECTUS

                         Coates Motorcycle Company, Ltd.

                        4,000,000 Shares of Common Stock
                                 $5.00 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 4,000,000 shares of our common stock on a "direct public offering" basis at a price of $5.00 per share. Our shares will be offered for sale by our President, Gregory G. Coates. We intend to apply to list our common shares for trading on the over-the-counter Bulletin Board.

                           --------------------------

       Prospective investors should carefully consider all of the factors set forth in "Risk Factors" commencing on page 8 of this Prospectus.

                           ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISSAPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                           Price                       Selling                  Gross Proceeds
                                         to Public                 Commissions (1)                 to Us (2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Per Share                                  $5.00                        $.50                         $4.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
4,000,000 Shares Maximum
Offering                                $20,000,000                  $2,000,000                   $18,000,000
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) We may utilize the services of NASD registered broker-dealers to assist us to offer and sell shares. If they do, we may pay them a commission of up to 10% of the gross proceeds from the shares they sell. Any participating broker-dealers will be deemed to be underwriters, as defined in the Securities Act of 1933, and any commissions received by them will be deemed to be underwriting compensation.

(2) Before deducting offering expenses estimated to be $100,000.

Our initial public offering will terminate nine months after it is declared effective by the Securities and Exchange Commission. The proceeds from this public offering will be utilized by us as described in the "Use of Proceeds" section of this prospectus.

There is no minimum required purchase and there is no arrangement to have funds received by us to be placed in escrow, trust or similar account or arrangement.

                                  -------------

                            PROSPECTUS DATED , 2003.

        PICTURE OF COATES INTERNATIONAL, LTD. MAIN HEADQUARTERS BUILDING
                           LOCATED IN WALL, NEW JERSEY


--------------------------------------------------------------------------------
                                         :
                                         :
      PICTURE OF TWO MOTORCYCLE ENGINE   :    PICTURE OF COATES COMPLETED
      CYLINDER HEADS FITTED WITH         :    MOTORCYCLE WITH CAPTION,
      COATES SPHERICAL ROTARY VALVES     :    " 1ST COMPLETED MOTORCYCLE"
      WITH CAPTION,                      :
      "MOTOR CSRV ENGINE"                :
                                         :
                                         :
-------------------------------------------------------------------------------
                                         :
                                         :
      PICTURE OF FOUR COATES             :    PICTURE OF COATES SPHERICAL
      SPHERICAL ROTARY VALVES            :    ROTARY VALVE ENGINE IN
      ON TABLE WITH CAPTION,             :    MOTORCYCLE FRAME WITH
      " VALVES CSRV ENGINE"              :    CAPTION,
                                         :    "ENGINE IN FRAME"
                                         :
                                         :
-------------------------------------------------------------------------------

    ENLARGED PICTURE OF COATES COMPLETED MOTORCYCLE, FIRST HALF ON THIS PAGE
                          AND SECOND HALF ON NEXT PAGE
        WITH THE FOLLOWING STATEMENTS IMPOSED AND PRINTED ON THE PICTURE
                             AT DESCRIBED LOCATION:


         "THE MOST ADVANCED MOTORCYCLE
              ENGINE IN THE WORLD!"

        (LOCATED ON THE UPPER LEFT HAND
       PORTION OF PICTURE IN LARGE PRINT)








                    " *CSRV - SPHERICAL ROTARY VALVE ENGINE"

                     (LOCATED ON THE BOTTOM OF THIS PAGE AND
                          THE NEXT PAGE IN LARGE PRINT)

    ENLARGED PICTURE OF COATES COMPLETED MOTORCYCLE, FIRST HALF ON PRIOR PAGE
                          AND SECOND HALF ON THIS PAGE
        WITH THE FOLLOWING STATEMENTS IMPOSED AND PRINTED ON THE PICTURE
                                  AS DESCRIBED:




                                   "THE COATES
                                    SIGNATURE
                                   MOTORCYCLE"

            (LOCATED ON THE UPPER RIGHT HAND PORTION OF THE PICTURE)






                    " *CSRV - SPHERICAL ROTARY VALVE ENGINE"

                  (LOCATED ON THE BOTTOM OF THE PRIOR PAGE AND
                          ON THIS PAGE IN LARGE PRINT)

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering our Common Shares (our "Shares") offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Shares and the Company, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD- LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE", "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES

               --------------------------------------------------



           SPECIAL SUITABILITY FOR CALIFORNIA RESIDENTS

Natural persons resident in California who wish to purchase shares of our common stock must:

      o Have net worth alone or with the person's spouse, at the time of the purchase, in excess of $250,000; or

      o Have had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus. References to "we", "us", "our", "CMC", "Coates Motorcycle", or to" our Company" means Coates Motorcycle Company, Ltd.

                                  INTRODUCTION

Coates Motorcycle Company, Ltd. was recently reorganized as a subsidiary of Coates International, Ltd. to design and manufacture and then to market and sell, an initial line of "heavyweight" cruiser motorcycles. Heavyweight Motorcycles have engines with a displacement of 1,651 cc. The term "cc" refers to the size of an engine's combustion chamber as measured in cubic centimeters. Coates International, Ltd., referred to as the "Parent" of our Company, has been in the business of researching and developing the "Coates Spherical Rotary Valve", described below, in various types of combustion engines for over 14 years. Our Parent has the exclusive license to 12 patents in the United States covering technologies invented by George J. Coates and his son, Gregory G. Coates. Our Company received an exclusive sublicense from our Parent and a non-exclusive license from George J. Coates, Gregory G. Coates and the Coates family trust, or the "Coates Trust", to use their respective patented technologies in our Company's design and production planning to produce our heavy cruiser motorcycles in exchange for ownership interests in our Company. Our Parent owns in excess of 50% of our Company and an anti-dilution right that guarantees its continued majority ownership position in our Company at all times. In exchange for their license, George J. Coates, our Chief Executive Officer (as well as the majority shareholder and President of the Parent), Gregory G. Coates, our President and the Coates Trust also received common shares of our Company.

The Coates Spherical Rotary Valve (the "Coates SRV" or the "Coates SRV System" ) differs from the conventional poppet valve currently used in almost all piston driven automotive, motorcycle and marine engines by changing the method which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. Unlike the poppet valve which protrudes into the engine cylinder, the Coates SRV engine utilizes spherical valves which do not protrude into the cylinder head but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates SRV Engine will promote less engine wear and will require less lubrication over the life of the engine. In addition, because a combustion engine equipped with the Coates SRV does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than the conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates SRV , leading to an eligibility to operate the engine faster and an ability to utilize higher compression ratios with lower compression chamber temperatures. Management believes that as a result, combustion engines modified with the Coates SRV will produce more power than similar engines utilizing the poppet valve system.

We are offering up to 4,000,000 shares of our common stock at the price of $5.00 per share. Our President, Gregory G. Coates, will be offering our Shares for sale on a best efforts basis and we may use the services of broker-dealers to assist us. There is no public trading market for our Shares. Although we intend to apply to list our Shares on the over-the-counter Bulletin Board, we can not assure investors that our application to list our Shares on this stock exchange will be accepted. There is no minimum amount of shares that are required to be sold in this Offering. Our Offering will remain open for nine months following the date the Securities and Exchange Commission declares our registration statement effective unless we decide to cease selling efforts prior to that date. This prospectus is a part of our registration statement filed with the Securities and Exchange Commission.

Our principal offices are located at One Central Avenue, Building 3, Howell, New Jersey 07731.

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with our financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data                    March 18, 2003 (date of inception)
                                          through September 30, 2003  (Unaudited)
Income Statement:

Revenues:                                             $       0
Expenses                                                205,295
                                                      ----------
Net Loss from Operations:                               (205,295)

Balance Sheet Date                        as at September 30,2003 (Unaudited)

Total Assets:                                         $   42,647
Total Liabilities:                                       147,838
                                                      ----------
Total Stockholders' Deficit:                            (105,191)

Risk Factors

         The following risk factors should be carefully considered in addition to the other information contained in this Prospectus in evaluating Coates Motorcycle Company, Ltd., its financial condition and its business prospects.

                 BUSINESS AND FINANCIAL CONDITION RISK FACTORS.

         YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES. An investment in the Common Shares of Coates Motorcycle Company, Ltd. is highly speculative and may result in the loss of your entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in this Offering.

         WE HAVE NO OPERATING HISTORY AND MAY NOT BE ABLE TO ESTABLISH SUCCESSFUL BUSINESS OPERATIONS. The Company was incorporated in March 1995 and has only commenced business operations since March of 2003. Accordingly, the Company has no operating history upon which investors may evaluate our business plan and prospects. The Company's plan to manufacture and sell heavy cruiser motorcycles utilizing the Coates CSRV System will depend upon the success of this Offering. Moreover, even if we succeed in raising sufficient funds in this Offering to commence our business operations, we may not be able to successfully continue to assemble, market and sell our motorcycle products due to unforeseeable events.

         WE MAY NEED ADDITIONAL FINANCING AND WE MAY NOT BE ABLE TO OBTAIN IT. The Company requires substantial working capital to fund its business plan. The Company is expected to experience negative cash flow from operations from inception of its business and expects to continue to experience significant negative cash flow from operations for the foreseeable future. The Company's capital requirements depend on several factors, including the mechanical success of the CSRV System adapted to its heavy cruiser motorcycle engines, the achievement of successful performance, durability and emission testing results, the uncertainty of market acceptance, the ability to produce and assemble sufficient numbers of motorcycles to achieve commercial acceptance as well as maintaining a retail operation to achieve sales and marketing. The Company anticipates the need for additional financing in the future and can provide no assurances to investors that we will be able to obtain such additional funds or if obtainable, whether we can obtain such additional funds on acceptable terms. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its motorcycle product, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition or operating results.

         WE CURRENTLY DEPEND UPON A SINGLE SOURCE FOR OUR MOTORCYCLE PARTS; OUR MOTORCYCLE BUSINESS MAY SUFFER IF WE DO NOT DEVELOP ADDITIONAL EQUIPMENT SUPPLIERS. We currently purchase our motorcycle components, including frames, gas tanks and engines, from several different suppliers. Any interruption in the supply of any of these components, or the inability of the Company to procure these components from alternate sources at acceptable prices and within a reasonable time, could result in higher projected prices for the Company's motorcycle products and could have a material adverse effect upon the Company's business, operating results and financial condition. Qualifying additional suppliers is time consuming and expensive. There can be no assurance that such shortages will not occur in the future, and any such occurrence could have a material adverse effect on the Company's business, financial condition and results of operations.

         WE COULD BE SUED AS A RESULT OF ACCIDENTS WITH OUR MOTORCYCLE; DAMAGE AWARDS AGAINST US COULD JEOPARDIZE OUR BUSINESS. The Company's heavy cruiser motorcycles are intended to be high performance units. As a result they will be subject to stresses which may increase the product liability risks of the Company. Purchasers of the Company's heavy motorcycles will rely on the integrity and durability of our motorcycles. However, there can be no assurance that the Company's heavy cruiser motorcycles will perform as expected or function as intended. Accordingly, there can be no assurance that the Company will not incur liabilities in connection with its motorcycles for product liability claims in the future that could have a material adverse effect on the Company's financial condition and results of operations.

         OUR MOTORCYCLE WILL HAVE TO COMPETE FOR CUSTOMERS AGAINST MOTORCYCLE PRODUCTS NATIONALLY KNOWN. The high-performance motorcycle domestic market is intensely competitive, currently dominated by Harley Davidson. In addition, expected competition in the heavy motorcycle market will also come from such recognizable brands as Honda, Suzuki, Kawasaki and Yamaha. We believe that our motorcycles will be able to enter the domestic market and successfully compete with these well known motorcycle products. The U.S. motorcycle market is characterized by frequent introductions of new or enhanced motorcycles, price competition, continued emergence of new industry standards, and regulatory developments. All of the Company's potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors will be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than the Company. Competitors with an established customer base will have a competitive advantage over the Company when selling their heavy motorcycle products to such customers. Although we believe that our heavy cruiser motorcycle will be competitive, all of the Company's potential competitors, domestic and foreign, have significantly greater financial, production, distribution and marketing resources than we do.

         OUR MOTORCYCLE PRODUCT MUST UNDERGOE EXTENSIVE EMISSIONS AND SAFETY TESTS; IF OUR MOTORCYCLE FAILS TO PASS THESE TESTS OUR BUSINESS WOULD FAIL. Federal, state and local authorities have various environmental control requirements relating to air, water and noise pollution that will impact our business and operations. We will endeavor to ensure that our facilities and motorcycle products will comply with all applicable environmental regulations and standards.

Our motorcycles will be subject to certification by the U.S. Environmental Protection Agency (EPA) for compliance with applicable emissions and noise standards and, if sold in California, they will be subject to the State of California Air Resources Board ("CARB") and its more stringent emissions standards. In addition to the U.S., emission standards are becoming universally more rigorous and will require a continuing level of research and development and production costs related to motorcycle emissions and noise for the foreseeable future.

As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Traffic Safety Administration ("NHTSA"). We will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations. We can give no assurances to investors that our motorcycles will comply with any of these environmental and safety laws, rules and regulations, in which case such failures will have a material adverse effect on our financial condition and plan of operations. See, "Environmental and Safety Regulations" below.

         WE ARE A START-UP, RESEARCH AND DEVELOPMENT COMPANY. Until our heavy motorcycles have been fully tested for performance, durability and emissions and until we are able to manufacture, assemble and sell our heavy cruiser motorcycle product in quantities sufficient to produce earnings, we are now and will continue to be primarily a development stage, start-up company. As an expected result, we will incur operating losses throughout the foreseeable future. In addition, we expect to have minimal revenues during this period and expect to incur a substantial accumulated deficit.

         WE HAVE NO MANUFACTURING OR ASSEMBLY EXPERIENCE. We have no motorcycle manufacturing, assembling or selling experience. Accordingly, we can give no assurances that we will be successful in manufacturing, assembling and selling a heavy cruiser motorcycle product on a cost effective basis.

                             MANAGEMENT RISK FACTORS

         WE WILL BE DEPENDENT ON GREGORY G. COATES AND GEORGE J. COATES. The successful development of our heavy motorcycle business, including its production, assembly, marketing and selling operations will initially be dependent upon Gregory G. Coates and George J. Coates. Accordingly, the loss of the availability or services of either Gregory G. Coates or George J. Coates, whether due to death, incapacity or otherwise, would have a material adverse effect on our business and operations. See "Management."

         OWNERSHIP OF OUR COMPANY. Our Company has been capitalized as a subsidiary of our Parent, Coates International, Ltd. Our Parent will at all times own approximately 50+% of our equity ownership, represented by our initial issuance to it of 2,550,000 shares of our stock which ownership percentage is protected from dilution by an anti-dilution right. We gave our Parent these shares and the anti-dilution right as consideration for our Parent's granting us an exclusive sublicense, covering its patent and technology rights over the "Coates Spherical Rotary Valve" in the western hemisphere; see, "Sublicense". We also issued 2,500,000 initial Shares to the Coates family in exchange for their grant to us of a non-exclusive license, covering their patent and technology rights over the "Coates Spherical Rotary Valve" in the rest of the world; see, "License". Although these 2,500,000 Shares initially represent approximately 49%of our equity, their ownership position is subject to dilution, as a result of this Offering and in cases of future issuances of our stock for proper corporate purposes. For example, the successful sale of 1,000,000 of the 4,000,000 Shares in this Offering will trigger an automatic increase in our Parent's equity ownership position, from its current 2,550,000 shares to 3,550,000 of our shares. This automatic increase of 1,000,000 shares is required pursuant to the "anti-dilution right" we granted to our Parent in the Sublicense. This anti-dilution right guarantees that our Parent will own approximately 50+% of our equity ownership as long as we remain in existence. On the other hand, the 2,500,000 shares issued to the Coates family, comprised of George J. Coates, Gregory G. Coates and the Coates Trust, in exchange for the non-exclusive License, are not protected by an "anti-dilution" right like the one we granted to our Parent. Accordingly, the successful sale of 1,000,000 of the 4,000,000 Shares in this Offering will reduce the Coates family's aggregate equity ownership in our Company from approximately 49% to approximately 35.41% and, in the event we sell all of the 4,000,000 Shares in this Offering, to approximately 19.16%. See "Dilution".

The consideration, or payment, we made to the Coates Family, represented by our issuance to its members of 2,500,000 shares of our stock, and to our Parent, represented by the issuance to it of 2,550,000 shares of our stock with the anti-dilution right, were arbitrarily determined by our Parent's management. The decision concerning the amount of these payments, represented by the issuance of these amounts of our shares and in the case of the Parent, the anti-dilution right, was not based upon any arms length negotiations or any other recognizable criterion of value.

         OUR MANAGEMENT WILL HAVE CONFLICTS OF INTEREST: GREGORY G. COATES AND GEORGE J. COATES. The success of our Offering, our current and future business operations and plans, our ability to obtain future financing as well as our current and future financial condition may be adversely and materially affected by certain conflicts of interest assumed by Gregory G. Coates and George J. Coates, which include but are not limited to the following:

         SERVICES TO BE RENDERED. Gregory G. Coates and George J. Coates are currently employed by our Parent, Coates International, Ltd. Although Gregory G. Coates, our President, will devote his full-time to our business and its development, he may be called upon to render services from time to time to our Parent. George J. Coates, our Chief Executive Officer and a director, also serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. As our Chief Executive Officer, Mr. Coates shall devote as much of his time as is necessary to our management and operations. Mr. George J. Coates shall not be be paid for the services he renders to us while he serves as our Chief Executive Officer. Gregory G. Coates will be paid by us for his services, the amount of which compensation will depend upon such factors as the success of this Offering, the success of our production, marketing and the volume of our motorcycle sales. Neither Gregory G. Coates nor Geoge J. Coates currently have employment agreements with our Parent nor with us and we do not anticipate entering into employment agreements with either of them in the foreseeable future. Both Messrs. Coates, therefore, will be rendering services to us and to our Parent which represent direct conflicts of interest. Accordingly, investors should be aware that Gregory G. Coates, due to his occasional ongoing commitments to our Parent, and George J. Coates, due to his current commitments to our Parent, may not be in a position to render to us the amount of time and services we will require to develop and operate a successful business.

         CONTROL OF EQUITY OWNERSHIP. George J. Coates owns approximately 78% and his son, Gregory G. Coates, owns an approximate 5%, respectively, of the ownership equity of our Parent, Coates International, Ltd. Their combined holdings represent an approximate aggregate 83.5% equity ownership position in our Parent. Conjunctively, our Parent, due to the anti-dilution right we gave it, currently and throughout our corporate existence, will continue to own in excess of 50% of our ownership equity interests. Accordingly, the Coates family, by virtue of its control position in our Parent, will be able to control our management and business operations, including but not limited to appointing all of the members of our Board of Directors and all of our officers for the foreseeable future, as long as they remain controlling shareholders of our Parent.

                              OFFERING RISK FACTORS

         ARBITRARY OFFERING PRICE. Our offering price of $5 per common share been arbitrarily determined by our management. This offering price should not be considered as any indication of the value of our Company or our shares. The offering price does not bear any relationship to our assets, net worth, results of operations, book value or any other objective criteria of value. Our offering price should not be considered as any indication of the future value of our shares.

INVESTORS MAY BE UNABLE TO SELL THEIR SHARES: NO TRADING MARKET EXISTS AND MAY NEVER DEVELOP FOR OUR COMMON STOCK AND ANY MARKET THAT DOES DEVELOP MAY BE SPORADIC OR VOLATILE. Our common shares are not listed for trading on any stock exchange. Although we intend to apply to list our common stock for trading on the over-the-counter Bulletin Board, we may not qualify for such listing. Investors, therefore, may be unable to sell their shares. Even if our common stock was to qualify for such listing and begin trading, we cannot provide any assurances that a stable and liquid trading market will develop for our shares, or if such a trading market was to develop, whether it could be sustained.

         GEORGE J. COATES' 10,000 SHARES ARE REDEEMABLE. In order to fund our initial organizational costs and expenses, George J. Coates contributed $100,000 to us for which we issued to him 10,000 shares of our common stock. We agreed to "redeem" or buy back these shares from Mr. Coates for the same price of $10 per share when we have the funds available to us for this redemption. In addition, George Coates has loaned our Company approximately $300,000 to assist us. We intend to pay these loans back out of the proceeds of this Offering; see, "Use of Proceeds". Investors should know that the Company does not intend to offer to them any redemption right such as that given to George J. Coates. Investors will not be able to sell their shares back to us and the Company will not redeem any of our shares once an investor purchases them. Except as may be required by applicable law, we will not give any investors in this Offering any right to rescind their investment in our Company shares.

         IMMEDIATE SUBSTANTIAL DILUTION. At September 30, 2003 we had a pro forma net tangible book value (deficit) of $(105,191) or a $.(02) per outstanding share of the then outstanding common shares. Purchasers of shares of the common stock offered hereby who are paying an effective purchase price of $5.00 per share of common stock will suffer an immediate substantial dilution based upon the difference between their per share purchase price and the adjusted per share net book value of the common stock after the offering. See "Dilution."

         IF WE ISSUE ADDITIONAL SHARES, YOUR SHARES WOULD SUFFER FURTHER DILUTION. Under applicable law, we have the right to issue additional common shares to employees, management, directors, advisors and consultants for services rendered and for other proper corporate purposes. In the event we issue additional common shares, the percentage ownership of our Company that the shares you purchase in this Offering represent will be reduced. In addition, such further stock issuances will reduce your voting power as a shareholder.

                                 USE OF PROCEEDS

         There is no minimum amount of our shares that we are required to sell to investors before we can use the proceeds from our Offering. After deducting the estimated expenses of this Offering, all of which will be paid by the Company, the following tables show how we estimate we will use the proceeds from our Offering if we only succeed in raising proceeds of $5,000,000 ( 1,000,000 shares ), $10,000,000 ( 2,000,000 shares, $15,000,000 ( 3,000,000 shares ) or
$20,000,000 (4,000,000 shares ):

                         Coates Motorcycle Company, Ltd.
                                 Use of Proceeds

--------------------------------------------------------------------------------
Assuming 25% of the 4,000,000 Shares
-------------------------------------------------------------------------------
Offered hereby are sold = $5,000,000
--------------------------------------------------------------------------------
USE
--------------------------------------------------------------------------------
1.  Parts to manufacture 200 motorcycles                         $ 1,250,000
--------------------------------------------------------------------------------
2.  Hiring 5 Assembly workers                                    $   350,000
--------------------------------------------------------------------------------
3.  Marketing                                                    $   250,000
--------------------------------------------------------------------------------
4.  Accounting                                                   $   150,000
--------------------------------------------------------------------------------
5.  Legal                                                        $   300,000
--------------------------------------------------------------------------------
6.  Lease of Plant and upkeep                                    $   100,000
--------------------------------------------------------------------------------
7.  Estimated State Sales Taxes                                  $   550,000
--------------------------------------------------------------------------------
8.  Utilities                                                    $   120,000
--------------------------------------------------------------------------------
9.  Management Salaries                                          $   350,000
--------------------------------------------------------------------------------
10. Equipment                                                    $   250,000
--------------------------------------------------------------------------------
11.  (a) Repayment of Loans (1)                                  $   350,000
--------------------------------------------------------------------------------
     (b) Redemption of Shares                                    $   100,000
--------------------------------------------------------------------------------
12.  Cost of Offering  (2)                                       $   500,000
--------------------------------------------------------------------------------
13.  Working Capital                                             $   380,000
--------------------------------------------------------------------------------
                                                                 $ 5,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Assuming 50% of the 4,000,000 Shares
Offered hereby are sold = $10,000,000
--------------------------------------------------------------------------------
USE
--------------------------------------------------------------------------------
1.  Parts to manufacture 300 motorcycles                         $ 2,500,000
--------------------------------------------------------------------------------
2.  Hiring 10 Assembly workers                                   $   800,000
--------------------------------------------------------------------------------
3.  Marketing                                                    $   500,000
--------------------------------------------------------------------------------
4.  Accounting                                                   $   150,000
--------------------------------------------------------------------------------
5.  Legal                                                        $   300,000
--------------------------------------------------------------------------------
6.  Lease of Plant and upkeep                                    $   100,000
--------------------------------------------------------------------------------
7.  Estimated State Sales Taxes                                  $   550,000
--------------------------------------------------------------------------------
8.  Utilities                                                    $   120,000
--------------------------------------------------------------------------------
9.  Management and Administrative Salaries                       $   750,000
--------------------------------------------------------------------------------
10. Equipment                                                    $ 1,000,000
--------------------------------------------------------------------------------
11.  (a) Repayment of Loans  (1)                                 $   350,000
--------------------------------------------------------------------------------
     (b) Redemption of Shares                                    $   100,000
--------------------------------------------------------------------------------
12.  Cost of Offering  (2)                                       $ 1,000,000
--------------------------------------------------------------------------------
13.  Working Capital                                             $ 1,780,000
--------------------------------------------------------------------------------
                                                                 $10,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Assuming 75% of the 4,000,000 Shares
Offered hereby are sold = $15,000,000
--------------------------------------------------------------------------------
USE
----------------------------------------------------------------- --------------
1.  Parts to manufacture 400 motorcycles                          $  5,000,000
----------------------------------------------------------------- --------------
2.  Hiring 15 Assembly workers                                    $  1,200,000
----------------------------------------------------------------- --------------
3.  Marketing                                                     $    500,000
----------------------------------------------------------------- --------------
4.  Accounting                                                    $    150,000
----------------------------------------------------------------- --------------
5.  Legal                                                         $    300,000
----------------------------------------------------------------- --------------
6.  Lease of Plant and upkeep                                     $    100,000
----------------------------------------------------------------- --------------
7.  Estimated State Sales Taxes                                   $    550,000
----------------------------------------------------------------- --------------
8.  Utilities                                                     $    120,000
----------------------------------------------------------------- --------------
9.  Management and Administrative Salaries                        $    750,000
----------------------------------------------------------------- --------------
10. Equipment                                                     $  1,250,000
----------------------------------------------------------------- --------------
11.  (a) Repayment of Loans  (1)                                  $    350,000
----------------------------------------------------------------- --------------
     (b) Redemption of Shares                                     $    100,000
----------------------------------------------------------------- --------------
12.  Cost of Offering  (2)                                        $    650,000
----------------------------------------------------------------- --------------
13.  Working Capital                                              $  3,980,000
----------------------------------------------------------------- --------------
                                                                  $ 15,000,000
----------------------------------------------------------------- --------------

----------------------------------------------------------------- --------------
Assuming all of the 4,000,000 Shares
offered hereby are sold
----------------------------------------------------------------- --------------
USE
----------------------------------------------------------------- --------------
1.  Parts to manufacture 400 motorcycles                          $  5,000,000
----------------------------------------------------------------- --------------
2.  Hiring 18 Assembly workers                                    $  1,150,000
----------------------------------------------------------------- --------------
3.  Marketing Worldwide                                           $    500,000
----------------------------------------------------------------- --------------
4.  Accounting                                                    $    150,000
----------------------------------------------------------------- --------------
5.  Legal                                                         $    300,000
----------------------------------------------------------------- --------------
6.  Purchase New Plant                                            $  2,500,000
----------------------------------------------------------------- --------------
7.  Estimated State Sales Taxes                                   $    550,000
----------------------------------------------------------------- --------------
8.  Utilities                                                     $    120,000
----------------------------------------------------------------- --------------
9.  Management Salaries                                           $    500,000
----------------------------------------------------------------- --------------
10. Equipment                                                     $  1,200,000
----------------------------------------------------------------- --------------
11.  (a) Repayment of Loans(1)                                    $    350,000
----------------------------------------------------------------- --------------
     (b) Redemption of Shares                                     $    100.000
----------------------------------------------------------------- --------------
12. Cost of Offering(2)                                           $  2,150,000
----------------------------------------------------------------- --------------
13. Working Capital                                               $  5,430,000
----------------------------------------------------------------- --------------
                                                                  $ 20,000,000
----------------------------------------------------------------- --------------


(1)(a) Represents amount of loan principal of $301,000 made to date and additional estimated loan amount of $49,000 to be made by George J. Coates, to us in the next 90 days. The loans to us from George J. Coates carry no interest and are payable on demand. The $301,000 loan principal was used to buy equipment, pay for supplies and contract labor.

(b) We have agreed to redeem and repurchase 10,000 shares purchased by George J. Coates for the price of $100,000 the same price Mr. Coates paid to acquire these shares.

(2) Includes the legal and printing costs of this Offering (estimated at $100,000) as well as provision to pay commissions of up to 10% of the proceeds raised to NASD registered broker-dealers who may assist us in this Offering.

The allocation of the net proceeds from this offering set forth above represents our best estimate based upon our currently proposed plans and assumptions relating to our operations and certain assumptions regarding the success of our marketing programs and general economic conditions. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions for other purposes.

We anticipate that the net proceeds of this offering will be sufficient to fund our operations and capital requirements for the next fiscal year. However, if our marketing plans are not successful or we are unable to acquire customers for our motorcycle product in a cost-effective manner, we may need to raise additional funds. Further, we cannot assure you that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated.

Prior to expenditure, the net proceeds will be invested in short-term interest-bearing securities, money market funds or marketable securities.

DIVIDEND POLICY

         We have never declared or paid any cash dividend on any of our securities. We intend to retain future earnings, if any, to finance our business operations. We do not expect to pay any cash dividends in the foreseeable future.

                        DETERMINATION OF OFFERING PRICE.

         The $5.00 per share offering price for the 4,000,000 shares of our common stock was established arbitrarily by the management of our Company, without reference to any established criteria of value, including our financial condition and assets. There is no established market for our common stock we are registering for sale. We cannot give any investor assurances that a public market will be established for our shares. We intend to apply to list our shares for trading on the over-the-counter Bulletin Board so that we can establish a public market for our shares. Even if we succeed to list our shares on this market, the public market trading price for our shares may fall below our offering price of $5.00 per share.

                                    DILUTION.

      Investors will suffer immediate and substantial dilution as a result of purchasing our shares. At September 30, 2003, the outstanding common stock had a net tangible book value (deficit) per share of approximately $(.02). The term "net tangible book value per share" represents the amount of tangible assets less the amount of liabilities divided by the number of shares of common stock outstanding. After giving effect to the sale of all of the 4,000,000 shares of common stock offered hereby at $5.00 per share, and assuming the receipt of the net proceeds (after deducting the estimated Offering Expenses therefrom), the adjusted pro forma net tangible book value per share of the outstanding Common Stock and the 4,000,000 common shares offered hereby, as of September 30, 2003 would increase to approximately $.36. Consequently, the purchasers of shares of the common stock offered hereby, will sustain an immediate dilution of approximately $3.64 per share, as illustrated by the following table.


Offering price per share of Common Stock                                  $   5.00
   Net tangible book value (deficit) per share
    of Common Stock at September  30, 2003                                ($   .02)
    Increase in net tangible book
     value per share of Common Stock                                      $   1.38

       Adjusted net tangible book value per
        share of Common Stock after Offering                              $   1.36

       Per share dilution to investors                                    $   3.64


                                                                     Dilution
                                                                      (after
                                              9/30/03                Offering)
                                            ------------           ------------
Total Assets                                $     42,647           $ 17,892,647

Total Liabilities                           $   (147,838)          $   (147,838)

Book Value                                  $   (105,191)          $ 17,744,809

Shares Outstanding                             5,060,000             13,060,000

Book Value/Share                            $       (.02)          $       1.36

Our Best Efforts Offering

Our President, Gregory G. Coates, will use his best efforts to offer up to 4,000,000 shares of our common stock for sale to the public. This "best efforts" means that none of our officers or directors has made any commitment to us to purchase any part or all of the 4,000,000 shares we intend to sell. In addition, if we utilize the services one or more NASD registered broker-dealers to assist us in our Offering, we anticipate that these broker-dealers as well will limit their commitment to a best efforts agreement to find purchasers for the shares we are offering for sale. We will continue our Offering for the 9 month period following the date the Securities and Exchange Commission declares the registration statement of which this Prospectus forms a part, effective. Each purchaser will receive instructions from us or from any NASD registered broker-dealer who assists us, to send their written statement of how many shares they want to purchase, the amount of their payment, their address and social security number or federal tax identification number to us and we will authorize our stock transfer agent, American Stock Transfer & Trust Company of New York, New York, to issue our Shares to the purchasers in this Offering after it is declared effective. We will have ten (10) days after receipt to reject any subscription offered to us.

                              PLAN OF DISTRIBUTION

         This is a "direct public" offering. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of any subscriptions we receive. We will accept or reject any subscriptions within ten days of receipt, and any checks submitted with rejected subscription will be returned promptly. Upon accepting a subscription for shares, our transfer agent will issue the shares to the purchasers. We will continue our offering of the shares for the nine months following the date the Securities and Exchange Commission declares our registration statement effective. We will sell the shares on a "direct public offering basis" through our president, Gregory G. Coates, who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Gregory G. Coates will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, Gregory G. Coates must be in compliance with all of the following:

o      must not be subject to a statutory disqualification;
o must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
o      must not be an associated person of a broker-dealer;
o must restrict participation to transactions involving offers and sale of the shares;
o must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
o must restrict participation to written communications or responses to inquiries of potential purchasers.

         Mr. Gregory G. Coates will comply with the guidelines enumerated in Rule 3a4-1. Our officer and directors will not be permitted to purchase shares in this offering. You may purchase shares by sending to us a written statement of how many shares you want to purchase, giving us your name, address and social security number or federal tax identification number and delivering it with your payment in full for all shares which you wish to purchase to our offices. All payments are to be made by cash, check or money order payable only to: "Coates Motorcycle Company, Ltd.", and delivered to the Company. Your subscription shall not become effective until accepted by us. We will either accept or reject your subscription within 10 days, and if we reject your subscription, we will return your payment.

         We have not retained a broker for the sale of our shares being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed. All sales will be made in compliance with the securities laws of local jurisdictions. Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

         The Company has also agreed to indemnify Mr. Gregory G. Coates and any directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. We have advised Mr. Gregory G. Coates that while he is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes Mr. Gregory G. Coates, any of our other directors, officers, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

         PENNY STOCK REGULATIONS. Our Common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

              o      With a price of less than $5.00 per share;
              o      That are not traded on a "recognized" national exchange;
              o Whose prices are not quoted on the Nasdaw automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share; or
              o In issuers with net tangible assets less than $2.0 million (if years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                               LEGAL PROCEEDINGS.

         The Company is not a party to any pending legal proceeding.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     At June 30, 2003, our executive officers and directors were:

         Name                               Position                      Term(s) of Office
-----------------------             ------------------------           -----------------------
Gregory G. Coates                    President and Director            From May 1, 2003 to present

George J. Coates                     Chief Executive
                                     Officer and Director              From May 1, 2003 to present

John P. Fager                              Director                    From May 1, 2003 to present

Robert G. McLean                           Director                    From September 19, 2003 to
                                                                       present

Jeffrey L. England                         Director                    From September 19, 2003 to
                                                                       present

Gregory G. Coates. Mr. Gregory G. Coates, age 33, is our President and a member of our Board of Directors. Gregory Coates is responsible for the design and construction of our heavy cruiser motorcycle. He has also been instrumental in organizing our business plan and will supervise all aspects of our operations. Mr. Gregory Coates has been an a non-executive officer and employee of our Parent, Coates International, Ltd., since its inception over ten years ago. For the past five years, Greg has worked as a research and planning executive for our parent, devoting his time to the design, construction and testing of the various combustion engines utilizing the Coates CSRV System. He has the Certificate 23 from the City and Guilds of London for Engineering and Physical Science from the College of Technology in Dublin, Ireland. Mr. Greg Coates has served in various engineering apprenticeships, both in Ireland with SCR Motor Engineering and in the United States with our Parent. Gregory Coates created and contributed certain engineering and design aspects of the technology upon which the Coates CSRV System is based and upon which several of its patents were awarded. Gregory Coates is the owner of the patent on the "Coates Self-Adjusting Bearing" and is an associate member of the Engineering Society for Advancing Mobility Land, Sea, Air & Space International.

George J. Coates. Mr. George J. Coates, age 60, is our Chief Executive Officer and a member of our Board of Directors. The founder of our Parent, Coates International, Ltd., and the inventor of the "Coates Spherical Rotary Valve", Mr. Coates shall serve as an officer and director of our Company without compensation until funding; following funding, Mr. Coates has agreed to devote as much time as necessary to the development of our operations and shall be paid an hourly rate for his services. Mr. Coates currently serves, and for the past five years has served as the President and Chief Executive Officer of our Parent, Coates International, Ltd. Mr. Coates is an Irish citizen but has been granted resident alien status in the United States. He served two apprenticeships in Europe while attending the College of Technology, and as an Associate member of the S.A.E. He received The City and Guilds of London for electrical and mechanical engineering. He is a former management director of SCR motor engineers of Europe and holds the certificates of Ministry of Transport in the United Kingdom. He worked as an engineer for Rolls Royce and Mercedes Benz, and holds approximately 300 patents worldwide. In addition to his inventions and patents surrounding the Coates Spherical Rotary Valve, Mr. Coates has also systems covering coolant disc brakes, a hydraulic suspension and a turbine engine.

Seven and one-half years ago, the SEC commenced proceedings against Mr. Coates and our Parent, Coates International, Ltd. ("CIL") in the United States District Court, Southern District of New York which, in August, 2001, was settled and the case dismissed. The SEC brought a civil action against CIL, Mr. George Coates and related parties for alleged violations of federal securities laws in connection with certain private placements that occurred in the early 1990's. Initially, the Court froze the assets of CIL and George J. Coates, appointing a special master to manage CIL's business affairs. Thereafter, CIL and George J. Coates negotiated a settlement with the SEC and a consent judgment was signed by CIL and Mr. Coates. The principal settlement provisions of this final consent judgment required: Mr. Coates to transfer ownership of CIL's Wall Township business premises to CIL; permitted Mr. Coates to retain title to the Coates Patents as long as he reimbursed the Company for the costs associated therewith, and; CIL's commitment to undertake a registered rescission offer to certain private placement investors. George J. Coates agreed to use up to approximately $800,000 of his own funds first to buy back CIL stock from those investors who chose rescission, with any required further rescission funds necessary to complete the rescission offer to be paid by CIL. The rescission offer was completed in 1997 with only 32 of the 328 private placement investors electing to rescind their investment. The 32 rescinding investors received $1,270,000 of rescission funds out of approximately $6,500,000 invested by these investors. Following the rescission, the Court dismissed the special master and the Company continued under the control of Mr. Coates. In concluding this proceeding, Mr. Coates was assessed a fine of $40,000 by the Court based upon its findings of four violations of federal securities disclosure laws in connection with the private placements. Specifically, the Court found that the private placement offering documents used by Mr. Coates at the time misrepresented that (1) the Coates systems engine surpassed the emissions standards imposed by the EPA; (2) the offering documents omitted disclosing Harley Davidson's discontinuance of testing the Coates prototype engines due to Harley's claims of malfunction; (3) the Company had a substantial number of firm orders for engines equipped with the Coates System when the orders were found to be provisional, and; (4) the Company owned the patents to the Coates System when, at the time, they were owned by Mr. Coates.

Since the above events, our Parent, Coates International, Ltd., has become a public reporting company, registering its class of common shares under federal securities laws and, as a result, files quarterly, annual and special reports with the Securities and Exchange Commission. Our Parent has also entered into various license agreements, licensing the technology and patents covering the "Coates Spherical Rotary Valve" to various entities. Following the initial design and construction of our motorcycle prototype, our Parent decided to organize our Company into a subsidiary for the specific purpose of designing and marketing its own heavy cruiser motorcycle. Our initial tailpipe emission tests in June, 2003, for our prototype heavy cruiser motorcycle achieved a result of
1.5 grams per kilometer of hydrocarbons, when the US EPA standard is currently 5 grams per kilometer, while our motorcycle results for carbon monoxide were 6.8 grams per kilometer with the applicable US EPA standard being 12 grams per kilometer.

John P. Fager. Mr. John P. Fager , age 49, has agreed to serve as a member of our Board of Directors. John started a custom motorcycle business, Iron Works Motorcycles, Inc., in Toms River New Jersey, where he has customized and serviced heavy motorcycles, primarily Harley Davidson models, for the past ten years. John has been the sole proprietor of this company during the past five years, supervising all of its operations. In this enterprise, Mr. Fager has worked with motorcycle manufacturers and parts suppliers nation-wide, and will utilize these skills and experience to advise our management on various aspects of inventory purchases, assembly and shipping operations. John has extensive supervisory experience in many mechanical engineering disciplines in the power plant industry. Our Company utilizes Mr Fager `s company's design and construction services for our motorcycle product from time to time for which he is compensated on an hourly basis.

Robert G. McLean. Mr. McLean, age 57, has agreed to serve as a member of our Board of Directors. Mr. McLean's professional experience includes various senior positions with George S. May, an international management consulting firm, Merrill Lynch and Stephens, Inc., a private financial services firm. During the past five years, Mr. McLean has been exclusively engaged in managing his personal holdings, which include his role as a principal and officer of McLean, England & Associates, LLC which owns an exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. McLean received his Business Degree from Arkansas State University in 1969.

Jeffrey L. England. Mr. England, age 44, shall also serve as a member of our Board of Directors. During the past nine years, Mr. England has exclusively been engaged in managing his own private investment firm, England Investments, Ltd. Mr. England is the sole principal and managing director of his firm. Active in oil and gas exploration and development, his firm is currently participating in gas exploration in the Arkoma Basin in Northern Arkansas. Prior to the commencement of his own firm, Mr. England held senior positions with Merrill Lynch, EF Hutton and Paine Webber, advising institutional clients. As Mr. McLean, Mr. England is a principal and officer of McLean, England & Associates, LLC which has the exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. England received his business degree from the University of Arkansas in 1980.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following sets forth as of November 30, 2003, the ownership of our Common Stock by (i) persons who have beneficial ownership of more than 5% of our outstanding Common Stock, (ii) each officer and director of our Company and
(iii) all executive officers and directors as a group.

-------------------- ------------------------------- --------------- ----------------- --------------------------------
Title of Class       Name and Address*               Amount and      Percentage of     Percentage of Shares After
                      of Beneficial Owner             Nature of       Shares Before    Offering, Assuming all
                                                                     Offering          4,000,000 Shares are Sold
                                                      Beneficial                       and Giving Effect to
                                                      Ownership                        Parent's   Antidilution   Right
                                                                                       (5)
-------------------- ------------------------------- --------------- ----------------- --------------------------------
Common Stock         Coates International, Ltd. (1)    2,558,000        50.40%               50.15%

                     Gregory G. Coates                 1,000,000+       19.70%                7.65%
                     President, Director

                     George J. Coates (2)              1,010,000+       19.90%                7.72%
                     CEO, Director (3)

                     Robert G. McLean                    2,000++          -0-                   -0-
                     Director

                     Jeffrey L. England                  2,000++          -0-                   -0-
                     Director

                     John P. Fager                       2,000++          -0-                   -0-
                     Director

                     The Coates Trust (4)              500,000          9.88%                 3.82%

                     Executive Officers and            2,516,000        49.57%               19.24%
                     Directors as a group
                     (5 persons)


* All addresses are c/o Coates Motorcycle Company, Ltd., One Central Avenue, Building 3, Howell, , N.J. 07731

+ If the 500,000 common shares beneficially owned by the Coates Trust are added to the share totals of Gregory G. Coates and George J. Coates, who are beneficiaries, their percentage ownerships are 29.64% and 29.84%, respectively.

++ These shares were issued to these directors on November 5, 2003 for services rendered to the Company as members of our Board of Directors and will represent an approximate ownership percentage of less than one (1%) percent each.

(1) Our Parent, Coates International, Ltd., received 2,550,000 of our common shares and an "anti-dilution" right to maintain its 50+% ownership in our stock in exchange for the exclusive "Sublicense" it granted us for the duration of the life of its "Patents".

(2), (3) and (4) Gregory G. Coates and George J. Coates each received 1,000,000 shares and the Coates Trust received 500,000 shares of our common shares in exchange for a non-exclusive, worldwide "License". Unlike the anti-dilution right we gave to our Parent, Coates International, Ltd., the shares owned by these parties are subject to dilution. In addition, George J. Coates contributed $100,000 of capital to our start-up operations, in consideration for which we issued 10,000 common shares to him.

(5) Pursuant to the antidilution right we gave to our Parent, Coates International, Ltd., the sale of all 4,000,000 shares in this Offering shall require a corresponding issuance of 4,000,000 shares to our Parent, increasing its position from 2,558,000 to 6,558,000 shares.

                            DESCRIPTION OF SECURITIES

         We are currently authorized by our Certificate of Incorporation to issue an aggregate 60,000,000 shares of capital stock including 50,000,000 shares of Common Stock, $.001 par value ("Common Stock") and 10,000,000 shares of "blank check" preferred stock, $.001 par value ("Preferred Stock"). At the date hereof, we have 5,076,000 shares of our Common Stock outstanding and no shares of our Preferred Stock.

COMMON STOCK

         The holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote of our shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of our Company's dissolution or liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all our liabilities and, if applicable, as well as all required prior payments with respect to any outstanding shares of Preferred Stock.. Except for the anti-dilution right we gave to our Parent, Coates International, Ltd., the holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

         In order to provide funds for our initial organizational costs and expenses, George J. Coates contributed $100,000 of his personal funds to us and we issued 10,000 shares of our common stock to him. We have agreed to "redeem" and buy back these 10,000 shares from Mr. Coates at the same price when we have sufficient funds available to do so.

PREFERRED STOCK

         Our Board of Directors may decide to create a series of preferred stock out of the available Preferred Stock with special voting, conversion or liquidation rights for proper corporate purposes without the need to seek any approval of our shareholders. Our Certificate of Incorporation gives our Board of Directors the right to form any number of series from our unissued pool of 10,000,000 shares of Preferred Stock. The Board may give any one or more series of preferred shares a superior or subordinate position to our Common Stock in liquidation or conversion, or an equal position as long as the Board does so for a proper corporate purpose.

GENERAL

         In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware Law provides that shareholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our stock entitled to vote on such matters. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those shareholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by shareholders and to reduce the corporate expense associated with annual and special meetings of shareholders.

         These descriptions of the terms of our Common Stock and Preferred Stock are summaries and are qualified in their entireties by the provisions of our Certificate of Incorporation as amended, a copy of which is available for inspection at our offices.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of our common stock offered in this Prospectus will be passed upon by the law firm of Joseph J. Tomasek, Esq. of Somerville, New Jersey.

         The financial statements included in this Prospectus have been reviewed by the firm of Rosenberg Rich Baker Berman & Company of Bridgewater, New Jersey, independent certified accountants for the periods indicated and as contained in their report included herein and we include them in reliance upon the authority and consent of such firm as experts in accounting and auditing.

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

                             DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

         Our Company was organized under the laws of the State of Delaware in 1995. From its inception through fiscal year 2002, our Company had no business activities or operations and none of its capital stock was issued.

         During the first quarter of 2003, our Company, Coates Motorcycle Company, Ltd. (the "Company" or "CMC") was reorganized as a subsidiary of our Parent, Coates International, Ltd. to manufacture and sell heavy cruiser motorcycles with engines equipped with the "Coates Spherical Rotary Valve" and other proprietary enhancements created and owned by Coates International Ltd., George J. Coates and Gregory G. Coates (the "CSRV System"). Our Company intends to manufacture, construct and sell heavy cruiser motorcycles.

THE EXCLUSIVE SUBLICENSE

         We received an exclusive sublicense from Coates International, Ltd. to make, use and sell motorcycles utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America (collectively, the "Western Hemisphere"). In exchange for this exclusive sublicense, we issued more than 50% of our ownership interests, in the form of 2,550,000 shares of its common stock, to Coates International, Ltd. which became by virtue of such issuance, became our "Parent" corporation and our Company, our Parent's subsidiary corporation.

         In addition, the terms of this exclusive sublicense include an "anti-dilution" right, providing our Parent with the right to continue to own in excess of 50% of our common stock at all times during the term of the sublicense. This "anti-dilution" right guarantees that the Parent will be the Company's majority and controlling shareholder throughout the sublicense period and, therefore, will generally be permitted to control the Company's management, including the membership of its board of directors, and business operations under Delaware law. Both Coates International, Ltd., our "Parent", and Coates Motorcycle Company, Ltd., its "subsidiary", are organized under the laws of the State of Delaware. We will sometimes refer to our exclusive sublicense agreement with our Parent as the "Sublicense".

THE NON-EXCLUSIVE LICENSE

         We also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates to use and sell ( not make or manufacture) motorcycles employing the CSRV System in all the countries of the World except in the Western Hemisphere. In exchange for this non-exclusive license, we issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock, representing an approximate initial 49% ownership position in our Company. Unlike the Sublicense, this non-exclusive license does not contain any "anti-dilution" rights in favor of any party. We will sometimes refer to our non-exclusive license agreement with George J. Coates, Gregory G. Coates and the Coates Trust as the "License".

OUR "PARENT": COATES INTERNATIONAL, LTD.

         Our Parent, Coates International Ltd., is a Delaware corporation organized in October 1991 by George J. Coates . Our Parent holds an exclusive license from George J. Coates and his son, Gregory G. Coates, to manufacture, sell and grant sublicenses with respect to products based on the Coates Patents in the Western Hemisphere. George J. Coates and Gregory G. Coates have also agreed, as long as our Parent remains independent and viable, not to compete with our Parent in the manufacture, assembly, use, or sale of internal combustion engines utilizing the technology falling within the scope of the Coates Patents in the Western Hemisphere, or to grant any other exclusive or non-exclusive license in the Western Hemisphere except through our Parent.

         As used herein, the term "Company", "we", "our", or "us" refers to Coates Motorcycle Company, Ltd., a Delaware corporation. The Company's offices are located at One Central Avenue, Building 3, Howell, New Jersey 07731 and our telephone number is (732)938-5256.

BACKGROUND

                  Based upon the strength of the heavy cruiser motorcycle market in the United States and in certain other parts of the world, our Parent, George
J. Coates and Gregory G. Coates decided to organize our Company as a separate subsidiary within which to manufacture, market and sell new heavy cruiser motorcycles incorporating the Coates CSRV System.

      Our Parent, Coates International, Ltd., over the past 12 years has devoted an approximate aggregate one-year to the research, development, design and construction of our motorcycle engine. We received the benefits of these research and development efforts when we received from our Parent our exclusive Sublicense.

Business Plan

THE COATES HEAVY CRUISER MODEL MOTORCYCLE LINE

          We believe that a new heavy cruiser motorcycle utilizing the CSRV System in its engine will be able to compete with other similar heavy motorcycles currently available in the market. Our heavy cruiser motorcycles, equipped with a new engine utilizing the Coates CSRV System, has the potential to produce high performance, fuel efficiency and durability. We intend to initially construct motorcycle models with a twin CSRV, four stroke, air cooled 1,625 cc engine, equipped with disc brakes and incorporating the Coates CSRV System.

CURRENT BUSINESS STATUS

      We have completed the construction of two heavy cruiser motorcycles, utilizing the Coates CSRV System. In June, 2003, our first motorcycle underwent an initial tailpipe emissions test at Compliance and Research Services, Inc., a motor vehicle testing facility located in Linden, New Jersey, and the results are discussed below under the title heading "Environmental Regulations". We anticipate that these our two motorcycles will undergo further emissions and safety testing in the next several months in order to comply with applicable state and federal regulations.

          We have purchased parts and equipment to construct 13 motorcycles. We will assemble and then test each of these motorcycles in the next several months. Following satisfactory testing we plan to sell these 13 motorcycles to customers who have already placed orders and, in some cases, placed a cash deposit with us for the purchase of our motorcycles. We currently have received 15 preliminary orders from customers to purchase our motorcycles.

COMPETITION:  THE HEAVY MOTORCYCLE MARKET

      During each year of the period, 1998 through 2002, the heavy motorcycle market in the United States has increased dramatically. Heavy motorcycles or heavyweight motorcycles are those which have engine displacement of 651+cc. The abbreviation "cc" refers to the volume of an engine's combustion cylinders in cubic centimeters. Motorcycle engines with engine volumes in excess of 651 cubic centimeters are characterized as heavy cruiser motorcycles. The United States market for heavy motorcycles during 2002 was dominated by Harley-Davidson (approximately 48%, Honda (approximately 20%), Suzuki (approximately 10%) with Kawasaki, Yamaha and others controlling the rest of this marketplace(1).

        We intend to market our heavy cruiser motorcycle product by direct advertising in the print media, primarily magazines and newspapers devoted to the motorcycle customer . We have not performed any marketing studies to assess the potential marketability of our heavy cruiser motorcycle product and do not intend to do so. We believe that because of its special features, including its design and utilization of the Coates CSRV System, our heavy cruiser motorcycle will be attractive to customers nationwide. We expect the retail price for our heavy cruiser motorcycle to be slightly higher than other heavy motorcycles, in the price range of between $25,000 to $30,000. We estimate that the costs to produce approximately 100 heavy cruiser motorcycle products , including the costs for manufacture, parts, and labor assembly, will be approximately $15,000 per motorcycle. Accordingly we believe that we can manufacture, assemble and sell approximately 100 of our new heavy cruiser motorcycles with approximately between $2,500,000 and $3,000,000 of the funds received from this Offering within twelve months from funding. The basic design of the parts and engine has already been accomplished. The only delays we anticipate are non-material engine refinements and the emissions and safety testing protocols. The manufacture and assembly of these targeted 100 motorcycles will not be delayed since we have already negotiated costs and expenses with the suppliers for all of the parts, including engine blocks and frames. Our current agreement on prices with our parts suppliers is based upon an order for the construction and assembly of 100 motorcycles. As our operation evolves and based upon the success of our Offering, we expect to achieve lower costs from these suppliers based upon larger orders.

      Assuming we are successful in selling the entire 4,000,000 Common Shares in this Offering, receiving gross offering proceeds of $20,000,000, we expect to manufacture, assemble and sell approximately between 500 and 750 heavy cruiser motorcycles within 24 months from funding. Of course, this schedule is subject to unforeseeable events and delays due to testing protocols. Based upon our conservative estimates of overhead costs, we anticipate a net profit before taxes of approximately 50% of the retail price.

(1) Market share for U.S. heavyweight motorcycles was derived from data published by the Motorcycle Industry Council.

      We expect that our capital requirements will increase, depending upon the success of our Offering, sometime commencing 12 months following completion of this Offering. The manufacture and assembly of heavy motorcycles is a capital intensive business, that will require the Company to secure warehousing facilities for its inventory, a new location for its management and assembly operation. We have located our operations as of November 1, 2003 to new facilities located in Howell, New Jersey.

THE COATES CSRV SYSTEM

      The Coates CSRV System differs from the conventional poppet valve system currently used in almost all piston driven automotive, motorcycle and marine engines, by changing the method by which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. The "poppet valves" utilized in conventional combustion engines are designed to "protrude" into the engine cylinder or combustion chamber. The standard poppet valve engine uses mushroom-shaped valves, which are spring loaded and are opened by the force of the lobes of a camshaft, which uses push rods or cam followers to open the valves and the valves have an up and down reciprocating motion to open and close the valves for intake and exhaust. The valve closing is activated by a spring, which returns the valve to the closed position. They protrude into the combustion chamber and open approximately 8 millimeters to allow the fuel and air mixture into the combustion chamber. After the compression and combustion strokes the exhaust valve opens and the piston expels the spent gas from the cylinder. The four cycles are repeated thousands of times per minute.

  Unlike the poppet valve which protrudes into the engine cylinder, the Coates CSRV System utilizes spherical valves which do not protrude into the cylinder but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV System, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures. Management believes that as a result, engines modified with the Coates CSRV System will produce more power than similar engines utilizing the poppet valve system.

      The Coates CSRV System operates on ceramic carbon bearings and seals, the seals and sealing mechanism being activated by variations in combustion chamber pressure. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV Systems, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures.

PATENTS AND LICENSES:  COATES INTERNATIONAL, LTD.

         We have received an exclusive Sublicense from our Parent, Coates International, Ltd. We have also signed an agreement and received a non-exclusive License from George J. Coates, Gregory G. Coates and their family trust. These agreements effectively give us the ability to exclusively manufacture, assemble and sell our motorcycle products in the Western Hemisphere. We have the non-exclusive right to use (not manufacture) and sell our motorcycle products in all other parts of the world. The Sublicense and the License give us the right to utilize all existing patents and future enhancements, whether patentable or not, covering the Coates CSRV System for the duration of the legal life of these patents, generally 20 years.

         A brief history of the patents we are entitled to use shows the early development of this technology. In 1982, George J. Coates obtained a patent from the Republic of Ireland for the Mark I version of the Coates spherical rotary valve SRV Engine for use in piston driven internal combustion engines. In 1986, George J. Coates emigrated to the United States where he commenced development of the Mark II version and subsequently the Mark III version of his spherical rotary valve SRV Engine. Between 1990 and 1994, George J. Coates was issued seven United States patents (the "Coates Patents") with respect to various aspects of the Coates SRV Engines including the Mark II and Mark III version. The Coates Patents, applied for an granted by the United States Patent Office, are as follows:

                                    Date                                        Date
US Patent No.                       Application Filed                           of Patent
4,989,576 (Mark I)                  July 26,1982                                February 5,1991
4,953,527 (Mark II)                 November 14,1998                            September 4,1990
4,989,558 (Mark II)                 September 14,1998                           February 5, 1991
4,944,261 (Mark IIB)                October 16,1989                             July 31,1990
4,976,232 (Valve Seal)              December 6,1989                             December 11,1990
5,109,814 (Spherical Valve)         May 10,1991                                 May 5,1992
5,361,739 (Mark III)                May 12,1993                                 November 8,1994
5,048,979 (Self-Adjusting
             Bearing Assembly)      June 13, 1990                               September 17, 1991
5,601,405 (Valve Apparatus
             for Steam Turbines)    August 14, 1995                             February 11, 1997
6,008,710 (Magnetic Inductor
              Water Conditioner)     May 17, 1999                               December 28, 1999
6,308,676B1 (Cooling System
  for Rotary Valve Engine)          September 8, 2000                           October 30, 2001
6,293,098B1 (Methods &
  Apparatus for Joining
   Pressurized Exhaust
   Manifold Sections)               August 29, 2000                             September 25, 2001

         In addition to the foregoing issued patents, Mr. George Coates has filed U.S. patent applications to obtain protection for further inventions covering:

         Application No.                             Description
         10/074311                          Improved Valve Seals for Rotary Valve Engine
         PCT/USO1/26872                     Cooling Assembly for Spherical Rotary Valve Engine
         10/336,896                         Rotary Valve & Valve Seal Assembly
         10/313,540                         Improved Spherical Rotary Intake Valve
         10/287,419                         Piston Head for Internal Combustion Engine
         235-0035                           Piston Head for Diesel Engine
         235-034                            Bearing Assembly
         20010023                           Mark IIIB (Divisional Spheres)

         The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong Kong, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Environmental and Safety Regulations

         Our motorcycle engine utilizing the Coates Spherical Rotary Valve will be subject to extensive environmental laws, rules and regulations that impose standards for emissions and safety. Initial testing of one of our prototype motorcycle engines in June, 2003 by the independent testing facility, Compliance and Research Services, Inc. of Linden, New Jersey, provided the following preliminary results:

Initial Zero Mile Test Results:

THC (Hydrocarbons): Applicable U.S. EPA Standard is fixed at a maximum quantity of 5.0 grams per kilometer.
           Coates Motorcycle result:  1.5 grams per kilometer

CO(Carbon Monoxide): Applicable U.S. EPA Standard is fixed at a maximum quantity of 12.0 grams per kilometer.
          Coates Motorcycle result:  6.8 grams per kilometer

Although these preliminary tailpipe emission tests were successful, our motorcycle engine must undergo further testing under other U.S. Environmental Protection Agency and California Air Resources Board regulations covering emission standards.

         In order for our heavy cruiser motorcycle product to be sold in the United States, it must meet certain emissions regulations promulgated by the United States Environmental Protection Agency (the "EPA"). In addition, certain parts of our motorcycle, designated as the safety components such as brake hoses, the brake system, tires and lights, must be individually certified as in compliance with applicable Federal Motor Vehicle Safety Standards and Regulations to the United States National Highway Transportation and Safety Administration (also known as the "Department of Transportation" or the "DOT").

         The EPA is charged with overseeing compliance with applicable emissions standards. We must submit an application to the EPA certifying that our motorcycle engine is in compliance with applicable emissions standards. The independent firm of Compliance and Research Services, Inc. of Linden, New Jersey ("C and R Services") will test our motorcycle to establish that its emissions are in compliance with the applicable emission threshold standards for the year of production as well as during the "useful life" of the motorcycle. As per federal regulations, the useful life of motorcycles having an engine of 280 cc's or larger is 30,000 kilometers. Accordingly, C and R Services will subject our heavy cruiser motorcycle to four durability tests run over 30,000 kilometers. We expect C and R Services to commence these emission tests on our motorcycle during January and February, 2004. Assuming our motorcycle engine meets these applicable EPA emission standards, C and R Services will submit our application for us to the EPA for certification that we are in compliance with these emission standards. Assuming our motorcycle engine successfully meets applicable EPA emission standards, we expect C and R Services to submit our application to the EPA in March, 2004. The EPA will review our application for certification, make comments, ask questions and upon full review, either approve or deny our application for certification. Based upon our initial zero mile test, described above, we believe that emissions from our motorcycle engine will comply with these EPA standards. With the exception of the State of California, the motor vehicle emissions standards of the remaining 49 states conform to the EPA emission standards. Following successful testing and compliance with EPA emission standards, we intend to test our motorcycle engine under the applicable emission standards, rules and regulations of the State of California. The State of California, in addition to its more strict emission standards, will subject our motorcycle to additional evaporative emission standards and durability requirements.

         The DOT is responsible for overseeing the safety of motor vehicles, including motorcycles. We must certify to the DOT that all of our motorcycle's safety components comply with applicable federal safety standards. Since most of the components of our motorcycle are currently available on the open market, they have been previously certified by the DOT. However, certain of the parts used in the Coates CSRV System have been designed and initially constructed by us and will have to be certified to the DOT following testing. We are utilizing C and R Services to submit our application for certification to the DOT in January, 2004.

         We estimate that the cost and expense to complete the required emissions testing and both the EPA and DOT certifications will be approximately $50,000.

Employees

      Gregory G. Coates, our President, and George J. Coates, our Chief Executive Officer, are devoting as much time as necessary to the organization and development of our business. They are contributing their services to the Company without compensation until the completion of our Offering. George J. Coates, the President and controlling shareholder of our Parent, will also serve as our Chief Executive Officer and a director of our Company and will assist Gregory G. Coates in the design and construction of our heavy cruiser motorcycles. Following funding, Gregory G. Coates will devote all of his time to our operations and will be paid a salary and other benefits, the amount of which has yet to be determined. Mr. George J. Coates will serve as President and generally will be available to us for consultation concerning our operations following funding. Mr. George J. Coates will devote his services to us without compensation, although we expect to reimburse him for any expenses incurred while rendering services to us.

      Upon funding from this Offering, we intend to hire a chief financial officer. In the case of management employees, including our President, Gregory Coates, we have allocated aggregate salaries and benefits ranging from $350,000 to $500,000. In addition, we have budgeted the hiring of approximately twenty employees for our administrative, assembly and sales support operations. See "Use of Proceeds" above.

                               PLAN OF OPERATIONS

BUSINESS STRATEGY

     We believe that our heavy cruiser motorcycle, equipped with the Coates Spherical Rotary Engine will successfully compete with other motorcycle products in the domestic market. We intend to manufacture and assemble one motorcycle product, our heavy cruiser motorcycle with a 1,651 cc engine utilizing the Coates SRV System. Our business plan is comprised of four operational and marketing goals:

              o We plan to manufacture, assemble and sell our heavy cruiser motorcycle to customers from our New Jersey facility, focusing on customers located in the Eastern United States.

              o We intend to offer sublicenses for our motorcycle, including our engine design and the Coates CSRV System adapted to this application to original equipment manufacturers.

              o We intend to establish a marketing program to sell our heavy cruiser motorcycle engines, incorporating the Coates CSRV System to the road and racing market as well as in the retrofit after-market.

              o We intend to institute a marketing plan to contact select dealerships and negotiate contractual arrangements to utilize their distribution of our heavy cruiser motorcycle product.

In order to implement our operations and marketing goals, we must successfully complete the testing of our motorcycle, and then to commence assembly and marketing of our motorcycle. We have completed the design and construction of two prototype motorcycles. One has been subjected to a tailpipe emissions test at an independent testing facility and achieved excellent preliminary results. These preliminary emission tests showed that our prototype motorcycle achieved an emissions rate of 1.5 grams per kilometer of hydrocarbons, well under the applicable EPA rate of 5.0 grams and a 6.8 grams per kilogram of carbon monoxide, as well, well below the 12.0 grams per kilometer applicable EPA standard. We plan to have our motorcycle undergo all necessary emissions tests, including fuel economy and durability tests as well as to undergo all necessary safety certifications required by the DOT during the first quarter of 2004. We are confident that our specially designed engine, employing the Coates Spherical Rotary Valve, will enhance our motorcycle's performance capabilities, permitting us to sell our product in the heavy cruiser motorcycle market.

    To date, we have all of the components to construct and assemble 13 heavy cruiser motorcycles. We started to accept orders for our motorcycles and we have received 15 verbal orders for our motorcycle. After our anticipated successful emissions, fuel economy and durability testing, we are targeting delivery of these motorcycle products to these customers for the second quarter of 2004. We have plans to initially assemble and market approximately 200 of our new heavy cruiser motorcycles within 12 months of raising approximately $5,000,000 in proceeds from this Offering. We expect to sell these motorcycles at retail prices between $25,000 to $30,000 each. Upon our receipt of gross proceeds of approximately $5,000,000 from this Offering, our plan during the first 90 days is to:

         1. Purchase components and parts for the assembly of approximately 200 motorcycles.

         2.       Hire 5 assembly workers.

         3.       Hire a Chief Financial Officer.

         Following the initial 90 day period, we assume that we will have successfully passed the emissions and safety certification requirements of both the EPA and the DOT, respectively, and to have between 50 and 100 motorcycle units completely assembled. During the next 90 day period, commencing with month four following funding, we expect to commence a marketing program, advertising our motorcycle product in various motorcycle magazines and selected newspapers. By the end of this six month period, we expect to have an additional 50 motorcycle products completely assembled. We believe that we can complete the construction and assembly of the target 200 motorcycle units following receipt of at least $5,000,000 in gross proceeds from this Offering within a 9 month period. We expect to sell our first 200 motorcycle units during the 12 month period following funding.

         Assuming that full compliance and certification of our motorcycle under applicable emissions and safety rules and regulations will be completed by March 31, 2004, we believe that complete construction and assembly of the approximate 200 motorcycle units can be accomplished within 12 months of receipt of this $5,000,000 portion of the proceeds of our Offering. Our operation will expand depending upon the additional amount of proceeds raised from this Offering and shall include corresponding increases in the number of assembly and administrative personnel hired, additional key management personnel as well as increased expenditures for components to assemble and sell up to approximately 400 motorcycle units. See, "Use of Proceeds", above.

     To date, we have utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles, equipped with the Coates Spherical Rotary Valve. Mr. Coates has provided approximately $300,000 in funding on a revolving term loan basis. We intend to repay these borrowed funds to Mr. Coates out of the proceeds received from this Offering.

                             DESCRIPTION OF PROPERTY

         We have commenced renting a premises consisting of an approximate 35,000 square foot building for our business at One Central Avenue, Building 3, Howell, New Jersey. The building contains approximately 35,000 square feet, all contained on one level, the ground floor. There is approximately 5,000 square feet of office space and approximately 30,000 square feet dedicated to inventory and assembly operations. The building has a cement foundation and flooring and constructed of cement block with steel roof. We moved into this premises on November 1, 2003 and we are renting it on a month-to-month basis from our Parent, Coates International, Ltd., in addition to the monthly rent of $8,750, we are responsible to pay the taxes, utilities and insurance costs associated with our use of this facility. We are currently negotiating the terms of a five year lease with our Parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supercedes all of the selling material used in our private offering.

         To date, George J. Coates, our Chief Executive Officer and a Director, loaned the Company approximately $300,000 to fund the design, development and manufacture of our initial prototype and production model motorcycle engines. Our Parent, Coates International, Ltd., has also loaned us approximately $15,000. We expect to pay back these loans upon the successful completion of this Offering. The loans from Mr. Coates are demand loans with no interest.

         We issued 2,550,000 shares of our common stock to our Parent, Coates International, Ltd., in exchange for its grant to us of the exclusive Sublicense. In addition, we granted our Parent an anti-dilution right pursuant to which our Parent will have the absolute right to maintain its 50+ % equity ownership for the duration of the Sublicense. As a result of this issuance and anti-dilution right, we are and will remain for the foreseeable future, a subsidiary of our Parent. Our Parent will retain its control position after this Offering and even in cases where we issue additional shares of our common stock for various proper corporate purposes in the future.

                           MARKET FOR OUR COMMON STOCK

         As stated elsewhere in this Prospectus, there is no established public trading market for our common shares. Although we will apply for listing our common shares on the over-the-counter Bulletin Board, we cannot provide investors with any assurances that we will qualify for such listing, or, if we do qualify, that we will be able to develop and establish a sustained trading market for our common shares.

                         SHARES ELIGIBLE FOR FUTURE SALE

         In addition to the 2,550,000 common shares we issued to our Parent for the Sublicense, we issued 1,000,000 shares to Gregory G. Coates, 1,000,000 shares to George J. Coates and 500,000 shares to the Coates Trust in exchange for the License. We also issue 10,000 common shares to George J. Coates for his capital contribution of $100,000. Upon successful consummation of our Offering, we will have an aggregate of 13,560,000 shares of our common stock outstanding. Of this 13,560,000 shares outstanding after the Offering, 4,000,000 will be freely tradable without restriction under the Securities Act. Our "affiliates", comprised of our officers, directors and their related entities, will own 9,560,000 of these common shares: 5,560,000 common shares held before the Offering and 4,000,000 common shares will be issued to our Parent pursuant to its antidilution rights after the Offering. See "The Exclusive Sublicense" above. All of these 9,560,000 common shares owned by our affiliates will be eligible for sale under Rule "144" described below one year after their issuance in regulated broker's transactions subject to, among other requirements, a sales volume limitation and provided that we are current in filing all of our reports with the Securities and Exchange Commission.

                                    RULE 144

         Under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell a number of the shares within any three-month period equal to the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on the any market during a four calendar week period.

         Immediately after the offering, 1% of our outstanding shares of common stock would equal approximately 95,600 shares. Under Rule 144, restricted shares are subject to manner of sale and notice requirements and requirements as to the availability of current public information concerning us.

         Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at lest two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell such shares without regard to the volume or other limitations of Rule 144 just described.

         We currently have only 8 shareholders of record which include our Parent, Gregory G. Coates, our President, George J. Coates, our Chief Executive Officer , directors Robert McLean, Jeffrey England and John Fager as well as the Coates Trust.

         We intend to engage American Stock Transfer and Trust Company of New York, New York, to serve as our transfer agent.

                             EXECUTIVE COMPENSATION

         Except for the issuance of 2,000 shares of our stock for services rendered as members of our Board of Directors, none of our officers or directors have been compensated nor do any of them currently have employment contracts. Upon the successful completion of our Offering, we expect to pay to our officers the following compensation:

Gregory G. Coates, President:       $100,000 per year.

         Upon the effectiveness of the registration statement of which this Prospectus forms a part, we will become a reporting Company under applicable federal securities laws. As a reporting Company, we shall file quarterly, annual and special reports with the U.S. Securities and Exchange Commission.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          INDEX TO FINANCIAL STATEMENTS

         Independent Auditors Report, dated October 2, 2003.

         Balance Sheet for the period ended June 30, 2003.

         Statement of Operations for the period from inception, March 18, 2003 to June 30, 2003

         Statement of Cash Flows for the period from inception, March 18, 2003 to June 30, 2003

         Statement of Stockholders' Equity from inception, March 18, 2003 to June 30, 2003.

         Notes to Financial Statements.

         Unaudited Financial Statements for the Period Beginning March 18, 2003 (Date of Inception) through September 30, 2003.

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Coates Motorcycle Company, Ltd.

We have audited the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of June 30, 2003 and the related statements of operations, cash flows and stockholders' equity for the period beginning March 18, 2003 (date of inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coates Motorcycle Company, Ltd. as of June 30, 2003, and the results of their operations and cash flows for the period beginning March 18, 2003 (date of inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.


                              /s/ Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
October 2, 2003

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2003


         Assets

Current Assets
 Cash                                                                               $  14,154
                                                                                    ---------
   Total Assets                                                                        14,154
                                                                                    ---------

   Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable                                                                      18,833
 Line of credit - related party                                                        14,600
 Due to officer                                                                         1,000
                                                                                    ---------

   Total Current Liabilities                                                           34,433

Customer deposits                                                                       4,500
                                                                                    ---------

   Total Liabilities                                                                   38,933
                                                                                    ---------

Commitments and Contingencies                                                              --

Stockholders' Equity (Deficit)

 Common stock, $.001 par value, 50,000,000 shares authorized,
   5,060,000 issued and outstanding                                                        10

 Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding            --

 Additional paid-in capital                                                            99,990

 Deficit accumulated during the development stage                                    (124,779)
                                                                                    ---------

   Total Stockholders' Equity (Deficit)                                               (24,779)
                                                                                    ---------

   Total Liabilities and Stockholders' Equity (Deficit)                             $  14,154
                                                                                    =========


See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                     March 18,
                                                                     2003 (Date
                                                                        of
                                                                     Inception)
                                                                    to June 30,
                                                                       2003
                                                                    -----------
Operating Expenses
 Research and development costs                                     $    47,225
 General and administrative costs                                        77,558
                                                                    -----------

   Total Operating Expenses                                             124,783
                                                                    -----------

 Loss from operations                                                  (124,783)

 Interest income                                                              4
                                                                    -----------

 Net Loss Before Benefit From Income Taxes                             (124,779)

 Benefit from income taxes                                                   --
                                                                    -----------

Net Loss                                                            $  (124,779)
                                                                    ===========

Loss per share                                                      $     (0.07)
                                                                    ===========

Weighted Average Number of Shares                                     1,733,260
                                                                    ===========

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                      March 18,
                                                                      2003 (Date
                                                                         of
                                                                      Inception)
                                                                      to June 30,
                                                                        2003
                                                                      ---------
Cash Flows from Operating Activities
 Net (loss)                                                           $(124,779)

Increase in Liabilities
 Accounts payable                                                        18,833
 Customer deposits                                                        4,500
                                                                      ---------

Net Cash Used by Operating Activities                                  (101,446)
                                                                      ---------

Cash Flows from Financing Activities
 Proceeds from officer loans                                              1,000
 Proceeds from line of credit borrowings                                 14,600
 Proceeds from shares subject to mandatory redemption                   100,000
                                                                      ---------

Net Cash Provided by Financing Activities                               115,600
                                                                      ---------

Net Increase in Cash and Equivalents                                     14,154

Cash and Equivalents at Beginning of Period                                  --
                                                                      ---------

Cash and Equivalents at End of Period                                 $  14,154
                                                                      =========

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                 Retained Deficit         Total
                                                                                                    Accumulated        Stockholders'
                                                                                   Additional      During the             Equity
                                                Shares            Amount        Paid-in-Capital  Development Stage      (Deficit)
                                               -------           ---------      ---------------  -----------------      ---------
Balance March 18, 2003                                --         $      --         $      --         $      --          $      --

           Issuance of Common Shares              10,000                10            90,000                --            100,000

Shares issued to parent in exchange
 for exclusive sub-license                     2,550,000                --                --                --                 --

Shares issued to George J. Coates,
 Gregory G. Coates and the Coates
 Trust in exchange for a non-exclusive
 license                                       2,500,000                --                --                --                 --

Net Loss                                              --                --                --          (124,779)          (124,779)
                                               ---------         ---------         ---------         ---------          ---------

Balance June 30, 2003                          5,060,000         $      10         $  90,000         $(124,779)         $ (24,779)
                                               =========         =========         =========         =========          =========


See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Organization

         Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

   Development Stage Operations

         The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

   Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Loss Per Share

         Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

   Research and Development Costs

         Research and development costs are charged to operations as incurred.

   Revenue Recognition

         The Company has not recognized any revenue from the sale of motorcycles. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

   Income Taxes

         In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

   The Company's total deferred tax asset and valuation allowance are as follows at June 30, 2003:

          Total deferred tax asset                     $ 42,425
          Less valuation allowance                       42,425
                                                       ---------
          Net deferred tax assets                      $     --
                                                       =========

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS


INCOME TAXES, Continued

   The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at June 30, 2003 is as follows:

          Tax benefit                                         34%
          Valuation allowance                                (34)
                                                         --------
          Effective tax rate                                  --%
                                                         ========


COMMON STOCK

   George J. Coates, the Company's CEO, contributed $100,000 in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

         The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense include an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense. All common shares issued to Coates International, Ltd. as a result of the anti-dilution rights will be accounted for as a decrease in paid-in capital.

   The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock. THE LICENSE AGREEMENTS SHALL EXPIRE UPON THE EXPIRATION OF THE LAST TO EXPIRE PATENT RANGING 17 TO 20 YEARS.

   As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS


DUE TO OFFICER

   Due to officer represents non-interest bearing advances due on demand from an officer.

RELATED PARTY TRANSACTION

The Company utilizes a portion of the premises owned by its parent, Coates International, Ltd., in Wall Township, New Jersey. The Company will commence payments upon completion of its public offering.

SUBSEQUENT EVENT

   Subsequent to June 30, 2003 additional advances totaling $100,000 were made to the Company by an officer.

LINES OF CREDIT

   The Company has a revolving credit note with its parent company, Coates International, Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $14,097.

   The Company has a revolving credit note within a related company, Coates Precision Engineering Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $503.

To the Board of Directors and Stockholders of Coates Motorcycle Company, Ltd..


We have reviewed the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of September 30, 2003 and the related statements of operations, cash flows, and stockholders' equity for the period beginning March 18, 2003 (date of inception) through September 30, 2003 in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Coates Motorcycle Company, Ltd.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                  /s/ Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
December 3, 2003

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2003


     Assets

Current Assets
 Cash                                                                                   $  42,647
                                                                                        ---------
   Total Assets                                                                            42,647
                                                                                        ---------

   Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable                                                                          27,738
 Line of credit - related party                                                            14,600
 Due to officer                                                                           101,000
                                                                                        ---------

   Total Current Liabilities                                                              143,338

Customer deposits                                                                           4,500
                                                                                        ---------

   Total Liabilities                                                                      147,838
                                                                                        ---------

Commitments and Contingencies                                                                  --

Stockholders' Equity (Deficit)

 Common stock, $.001 par value, 50,000,000 shares authorized,
   5,060,000 issued and outstanding                                                            10

 Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding                --

 Additional paid-in capital                                                                99,990

 Deficit accumulated during the development stage                                        (205,191)
                                                                                        ---------

   Total Stockholders' Equity (Deficit)                                                  (105,191)
                                                                                        ---------

   Total Liabilities and Stockholders' Equity (Deficit)                                 $  42,647
                                                                                        ---------

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                   March 18, 2003
                                                                      (Date of
                                                                    Inception) to
                                                                    September 30,
                                                                       2003
                                                                    -----------
Operating Expenses
 Research and development costs                                     $    62,645
 General and administrative costs                                       142,650
                                                                    -----------

   Total Operating Expenses                                             205,295
                                                                    -----------


 Loss from operations                                                  (205,295)

 Interest income                                                            104
                                                                    -----------

 Net Loss Before Benefit From Income Taxes                             (205,191)

 Benefit from income taxes                                                   --
                                                                    -----------

Net Loss                                                            $  (205,191)
                                                                    -----------

Loss per share                                                      $     (0.05)
                                                                    -----------

Weighted Average Number of Shares                                     3,957,716
                                                                    -----------

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS


                                                                    March 18, 2003
                                                                       (Date of
                                                                     Inception) to
                                                                     September 30,
                                                                        2003
                                                                      ---------
Cash Flows from Operating Activities
 Net (loss)                                                           $(205,191)

Increase in Liabilities
 Accounts payable                                                        27,738
 Customer deposits                                                        4,500
                                                                      ---------

Net Cash Used by Operating Activities                                  (172,953)
                                                                      ---------

Cash Flows from Financing Activities
 Proceeds from officer loans                                            101,000
 Proceeds from line of credit borrowings                                 14,600
 Proceeds from shares subject to mandatory redemption                   100,000
                                                                      ---------

Net Cash Provided by Financing Activities                               215,600
                                                                      ---------

Net Increase in Cash and Equivalents                                     42,647

Cash and Equivalents at Beginning of Period                                  --
                                                                      ---------

Cash and Equivalents at End of Period                                 $  42,647
                                                                      ---------

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                 Retained
                                                                                                 Deficit
                                                                                                Accumulated          Total
                                                      Common Stock              Additional       During the       Stockholders'
                                              --------------------------         Paid-in-       Development         Equity
                                               Shares            Amount          Capital           Stage           (Deficit)
                                              ---------        ---------        ---------        ---------         ---------
Balance March 18, 2003                               --        $      --        $      --        $      --         $      --

Issuance of Common Shares                        10,000               10           99,990               --           100,000

Shares issued to parent in exchange           2,550,000               --               --               --                --
 for exclusive sub-license

Shares issued to George J. Coates,            2,500,000               --               --               --                --
 Gregory G. Coates and the Coates

 Trust in exchange for a non-exclusive
 license

Net Loss                                             --               --               --         (205,191)         (205,191)
                                              ---------        ---------        ---------        ---------         ---------

Balance September 30, 2003                    5,060,000        $      10        $  99,990        $(205,191)        $(105,191)
                                              ---------        ---------        ---------        ---------         ---------


See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Organization

       Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

   Development Stage Operations

       The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

   Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Loss Per Share

       Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

   Research and Development Costs

       Research and development costs are charged to operations as incurred.

 Revenue Recognition

       The Company has not recognized any revenue from the sale of motorcycles. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

   Income Taxes

       In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

       The Company's total deferred tax asset and valuation allowance are as follows at September 30, 2003:

Total deferred tax asset                                                 $69,765
Less valuation allowance                                                  69,765
                                                                         -------
Net deferred tax assets                                                  $    --
                                                                         -------

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS


INCOME TAXES, Continued

   The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at September 30, 2003 is as follows:

Tax benefit                                                34%
Valuation allowance                                       (34)
                                                        -----
Effective tax rate                                        - %
                                                        -----


SHARES SUBJECT TO MANDATORY REDEMPTION

       George J. Coates, the Company's CEO, contributed $100,000 in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

       The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense include an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense. All common shares issued to Coates International, Ltd. as a result of the anti-dilution rights will be accounted for as a decrease in paid-in capital.

       The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

       The license agreements shall expire upon the expiration of the last to expire patent ranging 17 to 20 years.

       As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

DUE TO OFFICER

       Due to officer represents non-interest bearing advances due on demand from an officer.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS


RELATED PARTY TRANSACTION

       The Company utilizes a portion of the premises owned by its parent, Coates International, Ltd., in Wall Township, New Jersey. The Company will commence payments upon completion of its public offering.

LINES OF CREDIT

       The Company has a revolving credit note with its parent company, Coates International, Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at September 30, 2003 was $14,097.

       The Company has a revolving credit note within a related company, Coates Precision Engineering Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at September 30, 2003 was $503.

SUBSEQUENT EVENTS

       During November 2003, 8,000 shares of common stock were issued to 4 individuals for services rendered. In addition, a certificate for 8,000 common shares was issued to the parent, Coates International, Ltd., pursuant to anti-dilution provisions.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                TABLE OF CONTENTS

              -------------------------------------------------------------------------------
                                    HEADING                                          PAGE
              -------------------------------------------------------------------------------
              Where You Can Find More Information
              -------------------------------------------------------------------------------
              Disclosure Regarding Forward Looking Statements
              -------------------------------------------------------------------------------
              Prospectus Summary
              -------------------------------------------------------------------------------
              Risk Factors
              -------------------------------------------------------------------------------
              How We Intend to Use the Proceeds From the Offering
              -------------------------------------------------------------------------------
              Determination of Offering Price
              -------------------------------------------------------------------------------
              Dilution
              -------------------------------------------------------------------------------
              Plan of Distribution
              -------------------------------------------------------------------------------
              Management
              -------------------------------------------------------------------------------
              Legal Matters
              -------------------------------------------------------------------------------
              Principal Shareholders
              -------------------------------------------------------------------------------
              Description of Securities
              -------------------------------------------------------------------------------
              Experts
              -------------------------------------------------------------------------------
              Certain Transactions
              -------------------------------------------------------------------------------
              Plan of Operation
              -------------------------------------------------------------------------------
              Description of Property
              -------------------------------------------------------------------------------
              Certain Relationships and Related Transactions
              -------------------------------------------------------------------------------
              Statement on Indemnification
              -------------------------------------------------------------------------------
              Index to Financial Statements
              -------------------------------------------------------------------------------


UNTIL_______________ , 2003 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

                         COATES MOTORCYCLE COMPANY, LTD.



                PROSPECTUS                             (COATES LOGO)


             4,000,000 SHARES


            _____________, 2003


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets for all expenses in connection with the issuance and distribution of the common shares being registered. All of these amounts set forth below are estimates except for the registration fee:

Registration Fee to the Securities and Exchange Commission           $     1,618.00
Printing Costs                                                       $    10,000.00
Legal Fees and Disbursements                                         $    75,000.00
Accounting Fees                                                      $    10,000.00
Blue Sky Fees and Expenses                                           $    50,000.00
                                                                     --------------
TOTAL                                                                $   146,618.00


ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         We have sold 10,000 common shares to our Chief Executive Officer, George J. Coates, for $100,000. These shares are redeemable by us with funds received from this Offering. These securities were placed with Mr. Coates pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended provided by Section 4(2) and Regulation D, promulgated thereunder.

ITEM 27.          EXHIBITS.

         3.1(i)   Certificate of Incorporation
         3.1(ii)  Restated Certificate of Incorporation
         3.2      Bylaws
         4.1      Form of Certificate for Company's Common Stock
         5.1      Opinion of Joseph J. Tomasek, Esq. as to the Legality of the common shares being registered.
         10.1     Sublicense Agreement by and between Coates Motorcycle Company, Ltd. and Coates International, Ltd.,
                  dated April 30, 2003.
         10.2     License Agreement by and between Coates Motorcycle Company, Ltd. and George J. Coates,
                  Gregory J. Coates and the Coates Trust, dated April 30, 2003.
         23.1     Consent of Company's Independent Auditors, Rosenberg Rich Baker Berman & Company
         23.2     Consent of Joseph J. Tomasek, Esq.:  included in Exhibit 5.1


ITEM 28.          UNDERTAKINGS.

A:  The Registrant hereby undertakes:

    (1) To file, during any period in such offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter; and, provided, however, that paragraphs (i) and (ii) do not apply if the registration statements is on Forms S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

         Insofar as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the Township of Wall, State of New Jersey on December 12 , 2003.


                                   COATES MOTORCYCLE COMPANY, LTD.


                                   By: /s/ Gregory G. Coates
                                       -----------------------------------
                                       Gregory G. Coates, President,
                                       Principal Financial Officer and Director


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory G. Coates, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any further amendments to this Amendment NO. 2 to Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                   DATE

 /s/ George J. Coates
---------------------------------------
George J. Coates                            Chief Executive Officer, Director           December 12, 2003


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Jeffrey L. England                          Director                                    December 12, 2003


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Robert G.  McLean                           Director                                    December 12, 2003


/s/ John P. Fager
---------------------------------------
John P. Fager                               Director                                    December 12, 2003